                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2001 on the consolidated financial statements as of December 31, 1999 and 2000 and for the three years ended December 31, 2000 appearing in the Form 10-K annual report of Vitech America, Inc. and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Pannell Kerr Forster PC

PANNELL KERR FORSTER PC
New York, New York
March 30, 2001